SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

               __________________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                        October 29, 1998


                PAREXEL International Corporation
       (Exact Name of Registrant as Specified in Charter)





Massachusetts            0-27058             04-2776269
(State or Other        (Commission          (IRS Employer
Jurisdiction of          File Number)   Identification No.)
incorporation)


195 West Street, Waltham, Massachusetts           02451
     (Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code (781)487-9900

                         Not Applicable
(Former Name or Former Address, if Changed Since Last Report).

Item 5.  Other Events.

     On October 29, 1998, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.                   Exhibit

99.1                     Press release of the Company dated
                         October 29, 1998

                           SIGNATURES


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PAREXEL International Corporation



Dated: October 29, 1998        By:/s/William T. Sobo, Jr.

                                William T. Sobo, Jr.
                                Senior Vice President,
                                Chief Financial Officer,
                                Treasurer and Clerk


                          EXHIBIT INDEX

Exhibit No.         Description

99.1      Press release of the Company dated October 28, 1998









































                          EXHIBIT 99.1
FOR IMMEDIATE RELEASE
www.PAREXEL.com

CONTACTS:      Bill Sobo, Senior Vice President,
               Chief Financial Officer
               Virginia Lacke, Investor Relations
               (781) 487-9904, ext. 4118


              PAREXEL REPORTS FINANCIAL RESULTS FOR
             FIRST QUARTER ENDED SEPTEMBER 30, 1998

First quarter net revenue of $82.8 million and earnings per share of $0.22 up 32% and 24%, respectively, from last year.

Record new business awards of $113 million during the quarter.

Fiscal year 1999 revenue and earnings per share expected to grow 25%-30%.

Second quarter net revenue and earnings per share expected to grow 20%-25%.

Boston, MA, October 29, 1998 -- PAREXEL International
Corporation (Nasdaq: PRXL) today reported its financial results for the first fiscal quarter ended September 30, 1998.

For the three months ended September 30, 1998, net revenue increased 32% to $82.8 million from $63 million in the prior year after restating for acquisitions. When compared to $51.2 million as originally reported for the quarter ended September 30, 1997, net revenue grew 62%. Income from operations for the first quarter of fiscal 1999 was $7.7 million, a 32% increase over $5.8 million in the prior-year period. Net income for the current quarter grew 27% to $5.5 million, or $0.22 diluted earnings per share, compared to $4.3 million, or $0.18 per share, last year.

"We are very pleased with our record new business wins of $113 million in the September quarter following a very strong $110 million in the June quarter, in each case representing a substantial increase over prior-year levels," said Josef von Rickenbach, Chairman and Chief
Executive Officer of PAREXEL. "Despite this significant upturn in new business, the September quarter results, nevertheless, fall slightly below analysts' consensus expectations, largely reflecting the level of new business authorizations during prior quarters as well as extended start-up times for recently awarded large clinical programs."

Based on current backlog levels, recent new business authorizations, and general market conditions for the Company's services, the Company projects annual net revenue and earnings per share growth of 25%-30% for fiscal year
1999, with second-quarter year-over-year growth in the 20%-
25% range.

"Given the healthy demand for pharmaceutical outsourcing services and our successful selling efforts over the last two quarters, we believe the September quarter and projected fiscal 1999 results represent a temporary moderation of growth and look for a higher growth rate in the future," stated von Rickenbach. "Operational execution and effective cost management will remain top priorities of management and all personnel at the Company."

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected future revenues, earnings and growth rates, customer demand, and goals and operating plans of management. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Factors that may cause such a difference include, but are not limited to: the inability of the Company to win new business at the levels required; the cancellation or delay of contracts; risks associated with the management of growth and the ability to attract and retain employees; risks of integrating newly acquired businesses; and competition.
These and other factors are discussed more fully in the section entitled "Risk Factors" of the Company's Annual
Report on Form 10-K for the fiscal year ended June 30, 1998.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing clients solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services.
The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths.
Headquartered near Boston, MA, PAREXEL has more than 45
offices and approximately 3,900 employees throughout 25 countries around the world.




    PAREXEL International Corporation
    Consolidated Condensed Statement of Operations
   (In thousands,
    except per share
            data)

                                           (Unaudited)
                                           Three Months ended
                                           September 30,
                                   1998        1997  (a)

Net revenue                        $82,835       $62,991

Costs and
expenses:
    Direct costs                    53,737        41,309
    Selling, general and            17,179        13,222
    administrative

    Depreciation                     4,242         2,630
    and amortization

Income from operations               7,677         5,830


Other income, net                      713         1,158

    Income before                   $8,390        $6,988
     income taxes

Net income                          $5,505        $4,339

     Earnings per
    common share:

Basic                                $0.22         $0.18
Diluted                              $0.22         $0.18

   Shares used in
        computing
     earnings per
    common share:

Basic                               24,677        23,638
Diluted                             25,097        24,630


 Consolidated
 Balance Sheet
 Information
(In thousands)                 (Unaudited)
                                Sept. 30,        June 30,
                                   1998            1998

Working capital                   $125,335      $118,937
Total assets                       265,971       261,758
Stockholders'                      175,609       168,380
equity

(a) The three months ended September 30, 1997 have been restated to include the results of operations for businesses acquired during fiscal 1998 and accounted for using the pooling of interests method.